August 14, 2012

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 385-6205

Profits rise at Bank of the Cascades

Cascade Bancorp Files Second Quarter Results and Announces Net Income of $1.8 Million

Bend, Ore – August 14, 2012 – Cascade Bancorp (NASDAQ: CACB). On August 14, 2012, Cascade Bancorp filed its June 30, 2012 quarterly report on Form 10-Q with the Securities and Exchange Commission. For the second quarter of 2012 Cascade Bancorp recorded net income of $1.8 million. This compares to $1.1 million for the quarter ended March 31, 2012 and $2.0 million for the year ago quarter. Earnings in the year ago quarter were a result of tax credits recognized in that period.

Total loan balances outstanding at June 30, 2012 were $845 million as compared to $870 million at March 31, 2012. The decline is a result of continued payoffs and pay-downs within the loan portfolio. Total deposits at June 30, 2012 were $1.054 billion as compared to $1.093 billion at March 31, 2012. The decline in deposits was related to a planned reduction in certain premium priced municipal deposits. The net interest margin for the June 30, 2012 quarter was a solid 4.18%. Credit quality continued to improve with non-performing assets at 1.70% of assets as compared to the prior quarter level of 2.03%. The annualized rate of net charge-offs to loans was 2.70% for the second quarter as compared to the prior quarter of 0.48%. The higher rate of charge-offs were in part related to the Company’s focused efforts to remediate the remaining loans classified as substandard in its portfolio. In addition, the reserve for loan losses as of June 30, 2012 was $38.2 million or 4.52% of gross loans as compared to $44.0 million or 5.04% at March 31, 2012.

Terry Zink, President and CEO of Cascade Bancorp commented, “I view our second quarter profit as evidence that prior actions to build capital and maintain strong loan loss reserves are taking hold. We continue to see improving core operating performance as we navigate through the credit environment. Our top priority is putting local deposits to work by making loans to our local business, mortgage, and consumer customers to help to revitalize the economies of the communities we serve.”

Ryan R. Patrick Named Chairman of the Board of Cascade Bancorp

Cascade Bancorp President and Chief Executive Officer Terry Zink announced that Ryan R. Patrick has been named Chairman of the Board. Mr. Patrick has served as a director of the Company since 1998. During this time, he has served as chair of the Audit and Enterprise Risk Management and Trust Committees, and as Trustee of the Company’s 401(k) Profit Sharing Plan. Mr. Patrick, a certified public accountant, is a partner in the firm of Patrick Casey & Co., LLP. Mr. Patrick and his wife Glenna reside in Bend, Oregon.

Terry Zink commented, “On behalf of the Board of Directors, we are very pleased to welcome Ryan as Board Chair. Throughout his tenure on the Board he has combined unyielding commitment with exceptional financial understanding to embrace strategies focused on enhancing shareholder value. He was a valued advocate in the Bank’s successful capital raise, and has now shifted his focus to strategic growth of the company.” Zink continued, “In addition to his business and financial expertise, Ryan also has a deep rooted commitment to community banking and the Northwest communities served by Bank of the Cascades. We welcome his leadership and proven ability to serve in the best interests of our company and its shareholders.”

Mr. Patrick follows retiring Chairman Dr. Gary Hoffman. Dr. Hoffman served on the Bank’s Board for 28 years, the past seven as Chairman. Dr. Hoffman served on the Audit and Enterprise Risk Management Committee and the Nominating and Governance Committee. Dr. Hoffman is a retired surgeon with Bend Memorial Clinic.

Mr. Patrick commented, “It is an honor to follow in Dr. Hoffman’s footsteps. His contribution to Bank of the Cascades is significant. Over the years and through several economic cycles, Dr. Hoffman maintained a steadfast focus on serving the shareholders of the company while also serving the customers, employees and communities of the Bank.” Patrick continued, “I speak for the entire Board as I acknowledge and sincerely thank Dr. Hoffman for his service and ongoing legacy to Bank of the Cascades.”

Reeves Appointed Chief Banking Officer

Zink has also announced that Charles “Chip” Reeves has been appointed to serve as Executive Vice President and Chief Banking Officer of Bank of the Cascades. In this role, Reeves will spearhead the Bank’s lending, deposit, and branch banking teams toward increased commercial and consumer banking business across our footprint. “Chip is an outstanding banker and community leader” said Zink. “I look forward to his leadership and impact as we build a strong community bank for our customers and shareholders.”

Reeves brings over 20 years of banking and financial expertise to the position. He most recently served as Executive Vice President at Fifth Third Bank, a $115 billion bank in the Midwest. Reeves holds a Bachelor of Arts from Miami University in Oxford, Ohio. Throughout his career Reeves has been actively involved with community and industry leadership programs, including serving on the Board of Directors for several organizations. He is relocating to Bend with his wife Michelle and their four children.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem, and Boise/Treasure Valley. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the risk factors described in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2011, as well as the following factors: we continue to operate under the regulatory order with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”), and the written agreement entered into with the Federal Reserve Bank and DFCS, which restricts our ability to take certain actions; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and Central Oregon, Southern and Northwest Oregon, and the greater Boise/Treasure Valley, Idaho area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.

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